Exhibit 21
SUBSIDIARY LISTING OF CONOCOPHILLIPS
Listed below are subsidiaries of the registrant at December 31, 2008. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

Incorporation
Company Name	Location
66 Pipe Line Company	Delaware
Ashford Energy Capital S.A.	Luxembourg
BR (Global) Holdings B.V.	Netherlands
BROG LP Inc.	Delaware
Burlington Resources (Irish Sea) Limited	England
Burlington Resources (Netherlands) B.V.	Netherlands
Burlington Resources (UK) Holdings Limited	England
Burlington Resources Algeria Holdings Limited	Bermuda
Burlington Resources Canada (Hunter) Ltd.	Alberta
Burlington Resources Canada Holding ULC	Alberta
Burlington Resources Canada International Holdings Limited	Bermuda
Burlington Resources China Holdings Limited	Bermuda
Burlington Resources China LLC	Delaware
Burlington Resources Egypt Holdings Limited	Bermuda
Burlington Resources Finance Company	Nova Scotia
Burlington Resources Inc.	Delaware
Burlington Resources International Holdings LLC	Delaware
Burlington Resources International Inc.	Delaware
Burlington Resources Offshore Inc.	Delaware
Burlington Resources Oil & Gas Company LP	Delaware
Burlington Resources Peru Limited	Bermuda
Burlington Resources Trading Inc.	Delaware
Canadian Hunter Resources	Alberta
Clearwater Ltd.	Bermuda
Clyde Petroleum Limited	Scotland
Conoco AG, Zug	Switzerland
Conoco Asia Ltd.	Bermuda
Conoco Central Europe Inc.	Delaware
Conoco Colombia Ltd.	Bermuda
Conoco Denmark Inc.	Delaware
Conoco Development Services Inc.	Delaware
Conoco Funding Company	Nova Scotia
Conoco Global Power Assets Sabine Inc.	Delaware
Conoco Investment AG	Switzerland
Conoco Nordic Holdings AB	Sweden
Conoco Nordic Limited	Bermuda
Conoco Orinoco Inc.	Delaware
Conoco Petroleum Operations LLC	Delaware
Conoco Resources Holding B.V.	Netherlands
Conoco Venezuela C.A.	Venezuela
ConocoPhillips (03-12) Pty Ltd	Victoria

Incorporation
Company Name	Location
ConocoPhillips (03-13) Pty Ltd	Western Australia
ConocoPhillips (AIB) Ltd.	Bermuda
ConocoPhillips (Browse Basin) Pty Ltd	Western Australia
ConocoPhillips (GIB) Ltd.	Bermuda
ConocoPhillips (Grissik) Ltd.	Bermuda
ConocoPhillips (Timor Sea) Pty Ltd	Western Australia
ConocoPhillips (U.K.) Cuu Long Limited	England
ConocoPhillips (U.K.) Eta Limited	England
ConocoPhillips (U.K.) Gama Limited	England
ConocoPhillips (U.K.) Lambda Limited	Ireland
ConocoPhillips (U.K.) Limited	England
ConocoPhillips (U.K.) Theta Limited	England
ConocoPhillips (U.K.) Zeta Limited	England
ConocoPhillips (UK) Funding Limited	England
ConocoPhillips Alaska Natural Gas Corporation	Delaware
ConocoPhillips Alaska, Inc.	Delaware
ConocoPhillips Algeria Ltd.	Cayman Islands
ConocoPhillips Australia Funding Company	Delaware
ConocoPhillips Australia Gas Holdings Pty Ltd	Western Australia
ConocoPhillips Australia Holdings Pty Ltd	Australia
ConocoPhillips Australia Pacific LNG Pty Ltd	Western Australia
ConocoPhillips Australia Pty Ltd	Western Australia
ConocoPhillips Austria GmbH	Austria
ConocoPhillips Bantry Bay Terminal Limited	Ireland
ConocoPhillips Bohai Limited	Bahamas
ConocoPhillips Canada (BRC) Ltd.	Alberta
ConocoPhillips Canada (BRC) Partnership	Alberta
ConocoPhillips Canada Energy Partnership	Alberta
ConocoPhillips Canada Funding Company I	Nova Scotia
ConocoPhillips Canada Funding Company II	Nova Scotia
ConocoPhillips Canada Limited	Alberta
ConocoPhillips Canada Marketing & Trading ULC	Alberta
ConocoPhillips Canada Pipelines Limited	Alberta
ConocoPhillips Canada Resources Corp.	Nova Scotia
ConocoPhillips Central and Eastern Europe Holdings B.V.	Netherlands
ConocoPhillips China Inc.	Liberia
ConocoPhillips Company	Delaware
ConocoPhillips Continental Holding GmbH	Germany
ConocoPhillips CR Refining s.r.o.	Czech Republic
ConocoPhillips Developments Limited	England
ConocoPhillips Energy Holding GmbH	Germany
ConocoPhillips European Power Limited	England
ConocoPhillips Funding Ltd.	Bermuda
ConocoPhillips Gas Company	Delaware
ConocoPhillips Germany GmbH	Germany
ConocoPhillips Global Funding S.a.r.l.	Luxembourg
ConocoPhillips Gulf of Paria B.V.	Netherlands
ConocoPhillips Hamaca B.V.	Netherlands
ConocoPhillips Holdings Limited	England
ConocoPhillips ICHP Limited	England

Incorporation
Company Name	Location
ConocoPhillips Indonesia Holding Ltd.	British Virgin Islands
ConocoPhillips Indonesia Inc. Ltd.	Bermuda
ConocoPhillips International Holding Ltd.	British Virgin Islands
ConocoPhillips International Inc.	Delaware
ConocoPhillips International Ventures Ltd.	Bahamas
ConocoPhillips Investments Norge AS	Norway
ConocoPhillips JPDA Pty Ltd	Western Australia
ConocoPhillips Libya Waha Ltd.	Cayman Islands
ConocoPhillips Limited	England
ConocoPhillips Mineraloel Grosshandels GmbH	Germany
ConocoPhillips New Ventures Ltd.	Cayman Islands
ConocoPhillips NGL Marketing (Canada) ULC	Alberta
ConocoPhillips Norge	Delaware
ConocoPhillips North Caspian Ltd.	Liberia
ConocoPhillips Northern Partnership	Alberta
ConocoPhillips Oilsands Partnership II	Alberta
ConocoPhillips Petroleum Company U.K. Limited	England
ConocoPhillips Petroleum Limited	England
ConocoPhillips Petrozuata B.V.	Netherlands
ConocoPhillips Pipe Line Company	Delaware
ConocoPhillips Pipeline Australia Pty Ltd	Western Australia
ConocoPhillips Qatar Funding Ltd.	Cayman Islands
ConocoPhillips Qatar Ltd.	Cayman Islands
ConocoPhillips Russia Inc.	Delaware
ConocoPhillips Sabah Ltd.	Bermuda
ConocoPhillips Skandinavia AS	Norway
ConocoPhillips STL Pty Ltd.	Western Australia
ConocoPhillips Supply and Trading Limited	England
ConocoPhillips Surmont Partnership	Alberta
ConocoPhillips Transportation Alaska, Inc.	Delaware
ConocoPhillips Trinidad and Tobago Holdings Inc.	Delaware
ConocoPhillips Vietnam AS	Norway
ConocoPhillips WA-248 Pty Ltd	Western Australia
ConocoPhillips Western Canada Partnership	Alberta
ConocoPhillips Whitegate Refinery Limited	Ireland
ConocoPhillips Yanbu Ltd.	Cayman Islands
Continental Oil Company (Nederland) B.V.	Netherlands
Convenience Retailers LLC	Delaware
COP Holdings Limited	England
COPREX LLC	Delaware
Danube Limited	Bermuda
Darwin LNG Pty Ltd	Western Australia
Douglas Oil Company of California	California
Dubai Petroleum Company	Delaware
Immingham CHP LLP	England
Immingham Energy Limited	England
International Petroleum Holdings LLC	Delaware
Kayo Oil Company	Delaware
Lobo Inc.	Delaware
Phillips Coal Company	Nevada

Incorporation
Company Name	Location
Phillips Deepwater Exploration Nigeria Limited	Nigeria
Phillips Gas Company Shareholder, Inc.	Delaware
Phillips International Investments, Inc.	Delaware
Phillips Investment Company	Nevada
Phillips Oil Company Nigeria Ltd.	Nigeria
Phillips Petroleum International Corporation	Delaware
Phillips Petroleum International Investment Company	Delaware
Phillips Petroleum Resources, Ltd.	Delaware
Phillips Texas Pipeline Company, Ltd.	Texas
Phillips-New Mexico Partners, L.P.	Delaware
Phillips-San Juan Partners, L.P.	Delaware
Polar Tankers, Inc.	Delaware
Sooner Insurance Company	Vermont
Springtime Holdings Limited	Cayman Islands
SRW Cogeneration Limited Partnership	Delaware
Sweeny Coker Investor Sub, Inc.	Delaware
The Louisiana Land and Exploration Company	Maryland
Wabiskaw Explorations Ltd.	Alberta
Wilhelmshavener Raffineriegesellschaft mbH	Germany

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